Exhibit 99.1

Media Contact: Rich Bulger 703 682 6318

Investor Contact: Ahmed Pasha 703 682 6451

AES Finalizes Acquisition of DPL Inc.

ARLINGTON, Va., November 28, 2011 – The AES Corporation (NYSE: AES) announced that its acquisition of DPL Inc. (NYSE: DPL) has closed, effective today, having received all necessary regulatory approvals and consents.

“The acquisition of DP&L is an important step in AES’ efforts to grow in select markets while achieving operational efficiencies through greater scale,” said Andrés Gluski, AES President and Chief Executive Officer. “We are pleased to have completed this acquisition on schedule and we look forward to delivering significant benefits from the merger to all stakeholders,”

“The purchase of DP&L is important for AES as it expands our presence in PJM and the Midwest,” said Andrew Vesey Executive Vice President and Chief Operating Officer for Utilities. “Our assets in this market are well positioned to meet customer demands in an evolving environmental landscape.”

“Like DP&L, AES has a strong track record of customer service and operational performance,” continued Vesey. “We look to build upon our success in managing Indianapolis Power & Light Company while leveraging our global scale.” While AES’ operations span 27 countries, and will now include 13 distribution companies and more than 100 generation plants with 40,000 megawatts installed capacity, DP&L’s headquarters will remain in Dayton, Ohio.

“DP&L is expected to be a significant financial contributor for AES in 2012 and beyond,” said Victoria Harker, Executive Vice President, Chief Financial Officer and President of Global Business Services. “In combination with new plants which were commissioned in the second half of 2011 and improvements in operating performance, we are making rapid progress towards our goal of creating increased shareholder value through earnings growth, as well as starting to pay a dividend next year.”

“The work that we do at AES is vital to meeting the increasing global demand for safe, sustainable and affordable energy” said Gluski. “With the acquisition of DP&L, we’ve extended our commitment to the Miami Valley in Ohio.”

Dolphin Subsidiary II Senior Notes: Release from Escrow

In connection with the closing of the acquisition, the proceeds from the previously announced private $1.25 billion senior notes offering by Dolphin Subsidiary II, Inc., a wholly owned special purpose subsidiary of AES, which were previously deposited into an escrow account pending the closing of the acquisition, were released from the escrow account to fund the acquisition. As a result, DPL assumed the obligations under such senior notes.

About AES

The AES Corporation (NYSE: AES) is a Fortune 200 global power company with generation and distribution businesses. Through our diverse portfolio of thermal and renewable fuel sources, we provide affordable and sustainable energy to 27 countries. Our workforce of approximately 28,000 people is committed to operational excellence and meeting the world’s changing power needs. Our 2010 revenues were $16 billion and we own and manage $41 billion in total assets. To learn more, please visit www.aes.com.

About DPL

DPL Inc. (NYSE: DPL) is a regional energy company. DPL’s principal subsidiaries include The Dayton Power and Light Company (DP&L); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER), which also does business as DP&L Energy. The Dayton Power and Light Company, a regulated electric utility, provides service to over 500,000 retail customers in

- more -

West Central Ohio; DPLE engages in the operation of merchant peaking generation facilities; and DPLER is a competitive retail electric supplier in Ohio. DPL, through its subsidiaries, owns and operates approximately 3,800 megawatts of generation capacity, of which 2,800 megawatts are coal-fired units and 1,000 megawatts are natural gas and diesel peaking units. Further information can be found at www.dplinc.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience. Additional assumptions include those listed in this release and our general ability to finance and close the transaction with DPL at rates of return consistent with our projections.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors including without limitation, risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or may not occur; difficulties with the integration process or the realization of the benefits of the transaction; general economic conditions in the regions and industries in which AES and DPL operate; and litigation or regulatory matters involving antitrust and other issues that could affect the closing of the transaction. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in AES’ 2010 Annual Report on Form 10-K and the Form 10-Q for the quarter ended March 31, 2011 and September 30, 2011. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2010 Annual Report on Form 10-K dated on or about February 25, 2011 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.